Mark Shelley, CPA
                              110 S. Mesa Drive, #1
                               Mesa, Arizona 85210
                                 (602) 833-4054
                                 (602) 969-7056

                                December 12, 1999

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

     I was previously the independent auditor for Signature Editions, Inc. and Interarts Incorporated. I reported on the financial statements of Signature Editions, Inc. as of June 9, 1998 and Interarts Incorporated for the period June 22, 1998 through September 30, 1998. I have read the statement by the company included under Part II, Item 3 of its Form 10-SB regarding a change in auditors and I have no disagreement with that statement.

                                        Sincerely,

                                        /s/ Mark Shelley

                                        Mark Shelley